UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2026

AFFINITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39914	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement

On March 30, 2026, Affinity Bancshares, Inc. (the “Company”) and Affinity Bank, National Association (“Affinity Bank” and, together with the Company, “Affinity”), Fidelity BancShares (N.C.), Inc. (“Fidelity BancShares”), The Fidelity Bank (“Fidelity Bank”) and TFB Merger Subsidiary, Inc., a North Carolina corporation that will be formed as a wholly owned subsidiary of Fidelity Bank to facilitate the merger (“Merger Sub,” and together with Fidelity BancShares and Fidelity Bank, “Fidelity”), entered into an Agreement and Plan of Merger (the “Agreement”). Pursuant to the Agreement, (i) Merger Sub will merge with and into the Company, with the Company as the surviving corporation, and Merger Sub will cease to exist; (ii) the Company will merge with and into Fidelity Bank, with Fidelity Bank as the surviving corporation, and the Company will cease to exist; and (iii) Affinity Bank will merge with and into Fidelity Bank, with Fidelity Bank as the surviving entity (the “Mergers”).

The Agreement was unanimously approved by the Boards of Directors of each of the Affinity and Fidelity parties. The Mergers are expected to close during the third quarter of 2026, subject to receiving all regulatory and stockholder approvals, and satisfaction of other customary closing conditions.

Under the terms of the Agreement, each Company stockholder will be entitled to receive $23.00 in cash per share of Company common stock, subject to adjustment to the extent the Company’s adjusted stockholders’ equity prior to the consummation of the Mergers, as calculated under the Agreement, is below the Company’s adjusted stockholders’ equity as of February 28, 2026.

The Agreement contains customary representations and warranties from Affinity and Fidelity, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Affinity Bank’s business during the interim period between the execution of the Agreement and the closing of the Mergers, (2) Affinity’s obligations to facilitate its stockholders’ consideration of, and voting on, the Agreement and the Mergers, (3) the recommendation by the board of directors of Affinity in favor of approval of the Agreement and the Mergers by its stockholders, and (4) Affinity’s non-solicitation obligations relating to alternative business combination transactions.

Consummation of the Mergers is subject to certain conditions, including, among others, approval of the Agreement and the Mergers by the Company’s stockholders, the receipt of all required regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of each party, the performance in all material respects by each party of its obligations under the Agreement, and the absence of any injunctions or other legal restraints.

The Agreement provides certain termination rights for the parties, and further provides that upon termination of the Agreement under certain circumstances, Affinity will be obligated to pay Fidelity a termination fee of $5.5 million.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report and the terms of which are incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs of Affinity at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Mergers, unless otherwise specified therein, and (2) were made only as of the date of the Agreement or such other date as is specified in the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in any public disclosure. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with other factual information regarding Affinity or Fidelity, their respective affiliates or their respective businesses.

Support Agreements

In connection with the execution of the Merger Agreement, the Company’s directors, solely in their capacity as stockholders of the Company, have each entered into a support agreement with Fidelity BancShares, pursuant to which each individual has agreed, among other things, to vote his or shares of Company common stock in favor of the approval of the Merger Agreement and the Mergers at a meeting of the Company’s stockholders to be held for such purpose.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached as Exhibit 99.1 to this Current Report and is incorporated into this Item 1.01 by reference.

Additional Information About the Transaction

In connection with the proposed transactions, the Company will distribute a proxy statement to its stockholders in connection with a special meeting of stockholders to be called and held for the purposes of voting on the approval of the Agreement, the Mergers and related matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS REGARDING THE PROPOSED TRANSACTION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ITS EXHIBITS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, AFFINITY BANK, AND THE PROPOSED TRANSACTIONS.

Copies of the proxy statement will be mailed to all stockholders prior to the special meeting. The Company’s stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, at the Securities and Exchange Commission’s Internet site (www.sec.gov). The Company’s stockholders will also be able to obtain these documents, free of charge, from Affinity at https://affinitybankshares.q4ir.com/CorporateProfile/default.aspx.

Affinity and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the special meeting of stockholders. Information about the directors and executive officers of Affinity appears in the Company’s definitive proxy statement dated April 17, 2025, for its 2025 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement for the special meeting of stockholders when it becomes available.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Each of Edward J. Cooney, President and Chief Executive Officer, Clark Nelson, Executive Vice President and Chief Credit Officer, and Elizabeth Galazka, Executive Vice President, Professional Markets (collectively, the “Executives”), have entered into a Settlement and Restrictive Covenant Agreement (collectively, the “Settlement Agreements”) with the Company and Affinity Bank. Under the Settlement Agreements, the cash payments to be received in connection with the termination of the Executives’ respective employment agreements are as follows: $1,649,250 to Mr. Cooney; $1,201,073 to Mr. Nelson; and $707,905 to Ms. Galazka. The Executives have agreed to certain restrictive covenants and not to solicit employees, customers or prospective customers, in each case, for 24 months following their respective terminations of employment from Affinity or Fidelity. Further, each of Mr. Cooney and Ms. Galazka will be subject to non-competition provisions for a period of 24 months following their respective terminations of employment from Affinity or Fidelity, unless they are terminated without cause within one year of the effective date of the Mergers, or they voluntarily terminate employment within one year of the effective date of the Mergers following a material reduction in their base salary. Payment of the foregoing amounts pursuant to the Settlement Agreements will be made the day before the effective date of the Mergers, and is subject to repayment if the executive does not timely execute and deliver, or revokes, a mutual release of claims and covenant not to sue following the effective date of the Mergers. In addition, under the Settlement Agreements, the executives must adhere to certain confidentiality and mutual non-disparagement provisions. The foregoing summary of the Settlement Agreements is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 8.01	Other Events

On March 30, 2026, Affinity and Fidelity issued a joint press release announcing the execution of the Agreement. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the proposed Mergers, their timing and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks, and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Certain factors that could cause actual results to differ materially from expected results include: failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company); failure to obtain stockholder approval or to satisfy any of the other conditions of the transaction on a timely basis or at all or other delays in completing the Mergers; the reputational risks and the reaction of Affinity Bank’s and Fidelity Bank’s customers to the transaction; the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the Agreement; difficulties in achieving cost savings from the Mergers or in achieving such cost savings within the expected time frame; difficulties in integrating Affinity Bank; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions, including potential recessionary conditions; legislative and regulatory changes that adversely affect the business in which Affinity Bank is engaged; and changes in the securities markets and other risks and uncertainties. Additional factors that could cause results to differ materially from those described above can be found in Affinity’s Annual Report on Form 10-K for the year ended December 31, 2025, and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent filings with the Securities and Exchange Commission, each of which is on file with the SEC and available in the “Investors Relations” section of Affinity’s website, https://affinitybankshares.q4ir.com.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger by and among Affinity Bancshares, Inc., Affinity Bank, National Association, Fidelity BancShares (N.C.), Inc., The Fidelity Bank and TFB Merger Subsidiary, Inc., dated as of March 30, 2026*

10.1	Settlement and Restrictive Covenant Agreement dated March 30, 2026 by and among Edward J. Cooney, Affinity Bank, National Association, and Affinity Bancshares, Inc.

10.2	Settlement and Restrictive Covenant Agreement dated March 30, 2026 by and among Clark Nelson, Affinity Bank, National Association, and Affinity Bancshares, Inc.

10.3	Settlement and Restrictive Covenant Agreement dated March 30, 2026 by and among Elizabeth Galazka, Affinity Bank, National Association, and Affinity Bancshares, Inc.

99.1	Form of Support Agreement

99.2	Press Release dated March 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFINITY BANCSHARES, INC.

DATE: March 31, 2026	By:	/s/ Brandi Pajot
Brandi Pajot
Senior Vice President and Chief Financial Officer